Exhibit 10.28


                              WACHOVIA CORPORATION

       Approval of Retirement Pay Plan for Board of Directors Amendment



        WHEREAS, Wachovia Corporation (the "Company") sponsors the Retirement Pay Plan for the Board of Directors of (First) Wachovia Corporation (the "Plan") for the benefit of its Eligible Directors; and

         WHEREAS, it is deemed advisable to amend the Plan to freezeparticipation for new directors who become Board members after July 31, 1996, toprovide a one-time opportunity for Eligible Directors who are currently serving the Board of Directors (the "Board") to transfer their Accrued Pension Value determined as of July 31, 1996 into the newly created Wachovia Corporation Director Deferred Stock Unit Plan (the "Stock Unit Plan"), and to rename it inresponse to the revisions made to the name of the Company since the adoption of the Plan; and

        WHEREAS, legal counsel to the Company has prepared a declaration setting forth the required amendments, entitled "First 1996 Declaration of Amendment to the Retirement Pay Plan for the Board of (First) Wachovia Corporation (the "Declaration"), a copy of which has been made available for examination by the members of the Board of Directors of the Company;

        NOW, THEREFORE BE IT RESOLVED, by the Board of Directors of Wachovia Corporation, that the Declaration shall be and hereby is approved and adopted, and the proper officers of the Company, acting for and in behalf of the Company, shall be and hereby are authorized and directed to execute the Declaration and to take such other actions as may be deemed necessary or advisable to carry out the intent and purpose of this resolution.

                                   * * * * *

        THIS IS TO CERTIFY that the foregoing is a true and correct copy of resolutions duly adopted by the Board of Directors of Wachovia Corporation effective as of the 25th day of July, 1996.


                                               By: /s/ Alice Washington Grogan
                                                   ---------------------------
                                                   Secretary



[Corporate Seal]

                           FIRST 1996 DECLARATION OF
                      AMENDMENT TO THE RETIREMENT PAY PLAN
           FOR THE BOARD OF DIRECTORS OF (FIRST) WACHOVIA CORPORATION


        THIS DECLARATION OF AMENDMENT, made the 25th day of July, 1996, by Wachovia Corporation (the "Company"), a North Carolina corporation with its principal office in Winston-Salem, North Carolina, to the Retirement Pay Plan for the Board of Directors of (First) Wachovia Corporation (the "Plan").

                                R E C I T A L S:

        It is deemed advisable to amend the Plan to freeze participation to new directors who become Board members after July 31, 1996, to provide a one-time opportunity for Eligible Directors who are currently serving the Board of Directors (the "Board") to transfer their Accrued Pension Value determined as of July 31, 1996 into the newly created Wachovia Corporation Director Deferred Stock Unit Plan (the "Stock Unit Plan"), and to rename it in response to the revisions made to the name of the Company since the adoption of the Plan.

        NOW, THEREFORE, it is declared that the Plan shall be and hereby is amended, effective as of the date hereof, as follows:

        1. Delete the name of the Plan in the first paragraph and replace it with the name:

           "Retirement Pay Plan for the Board of Directors of Wachovia Corporation."

        2. Delete Section 2(a) in its entirety and replace it with the following:

           "(a) The director is a member of the Board after December 31, 1990 and elects to continue participation in the Plan through a valid election subsequent to July 31, 1996 or is currently drawing a Retirement Payment from the Plan. Effective July 31, 1996, there will be no future Eligible Directors.

        3. Add a Section 10 to the Plan to read in its entirety as follows:

         "10. Effective July 31, 1996, the Eligible Directors currently serving on the Board will be provided a one-time, special transfer opportunity to transfer his or her Accrued Pension Value from the Plan to the Stock Unit Plan. If an Eligible Director authorizes the Company to transfer such an amount, through a valid election received by the end of the business day on October 31, 1996, the Eligible Director will no longer be an Eligible Director for this Plan after the date of the transfer foregoing all rights and privileges noted herein.

           The Accrued Pension Value will be determined under the greater of two approaches:

                a) a Project and Pro-Rate Method which determines the lump sum present value of the Retirement Payment which would be payable to the Eligible Director assuming he or she continues to serve as a director for the Company until the annual shareholder meeting following his or her sixty-seventh (67th) birthday (the "Presumed Retirement Date") and multiplying such benefit by the ratio of the director's Period of Service through July 31, 1996, determined in completed months and rounded to the next whole year to the Period of Service the director would have served at the Presumed Retirement Date; and

                b) a Straight Accrual Method which determines the lump sum present value of the Retirement Payment, payable upon retirement from the Board following his or her Presumed Retirement Date, but based on his or her Period of Service through July 31, 1996, determined in completed months and rounded to the next whole year.

For purposes of determining the lump sum present value as of July 31, 1996, the payment period under the Project and Pro-Rate Method will be the Period of Service as of the Presumed Retirement Date counting the director's assumed service on the Board after July 31, 1996 through the Presumed Retirement Date, while the payment period under the Straight Accrual Method will be the Period of Service, rounded to the next integral year, determined as of July 31, 1996. The interest and mortality assumptions used to determine the lump sum present value will be those defined by the Retirement Income Plan of Wachovia Corporation for use in determining lump sum cash-out amounts in 1996.

        IN WITNESS WHEREOF, this Declaration of Amendment has been executed in behalf of the Company on the day and year first stated above.


                                                  WACHOVIA CORPORATION


                                                  By: /s/ L. M. Baker, Jr.
                                                      --------------------
                                                            President



Attest:

/s/ Alice Washington Grogan
---------------------------
Secretary



[Corporate Seal]